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                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             PTC THERAPEUTICS, INC.

    (Pursuant to Sections 242 and 245 of the General Corporation Law of the
                               State of Delaware)

          PTC Therapeutics, Inc., a Delaware corporation, hereby certifies as follows:

     1. The name of the corporation is PTC Therapeutics, Inc. (the "Corporation"). The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was March 31, 1998.

     2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of said Certificate of Incorporation, as heretofore amended, supplemented or restated, of said Corporation, and has been duly adopted pursuant to a resolution adopted by the Board of Directors, and by not less than a majority of all of the outstanding shares of stock of the Corporation, acting by written consent in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware. Written notice of the taking of such action has been given in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

          The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

     FIRST The name of the Corporation is:

                             PTC THERAPEUTICS, INC.

     SECOND The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is Corporation Service Company.

     THIRD The nature of the business to be conducted and the purposes of the Corporation are:

          To purchase or otherwise acquire, invest in, own, lease, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade and deal in and with real property and personal property of every kind, class and description (including, without limitation, goods, wares and merchandise of every kind, class and description), to manufacture goods, wares and merchandise of every kind, class and description, both on its own account and for others;

          To make and perform agreements and contracts of every kind and description; and

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          Generally to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

     FOURTH The total number of shares of all classes of stock which the Corporation shall have authority to issue is 171,636,120, consisting of:

          18,228,538 shares of Common Stock, Zero Dollars and One Tenth Cent ($0.001) Par Value per share (the "Common Stock"); and

          A. 153,407,582 shares of preferred stock, Zero Dollars and One Tenth Cent ($0.001) Par Value per share (the "Preferred Stock"), 750,000 shares of which have been designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"), 187,500 shares of which have been designated as Series B Convertible Preferred Stock ("Series B Preferred Stock"), 6,295,000 shares of which have been designated as Series C Convertible Preferred Stock ("Series C Preferred Stock"), 13,800,000 shares of which have been designated as Series D Preferred Stock ("Series D Preferred Stock"), 128,242,850 shares of which have been designated as Series E Convertible Preferred Stock ("Series E Preferred Stock") and 4,132,232 shares of which have been designated as Series E-2 Convertible Preferred Stock ("Series E-2 Preferred Stock"). The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock are collectively hereinafter referred to as the "Designated Preferred Stock".

          B. Common Stock.

          1. General. The voting, dividend and liquidation and other rights of the holders of the Common Stock are expressly made subject to and qualified by the rights of the holders of any series of Designated Preferred Stock.

          2. Voting Rights. The holders of record of the Common Stock are entitled to one vote per share on all matters to be voted on by the Corporation's stockholders.

          3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in their sole discretion, subject to provisions of law, any provision of this Restated Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Designated Preferred Stock authorized, issued and outstanding hereunder.

          4. Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of record of the Common Stock will be entitled to receive pro rata all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Designated Preferred Stock authorized, issued and outstanding hereunder.


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          5. Reverse Stock Split. For the avoidance of doubt, this Fourth
Section, Subsection B reflects a reverse stock split of the Common Stock in which each 30,000 authorized shares were converted and combined into one share of the Corporation's Common Stock (the "Reverse Stock Split"). The Reverse Stock Split was effectuated by the Company in a Certificate of Amendment of the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 29, 2004.

          C. Preferred Stock.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock unless and until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series of Preferred Stock (other than the Designated Preferred Stock), the Board of Directors may at any time thereafter authorize an increase or decrease in the number of shares of any such series except as set forth in the Preferred Stock Designation for such series. In case the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status of authorized undesignated Preferred Stock unless and until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock and the affirmative vote of the holders of a majority of the outstanding Designated Preferred Stock, voting together as a single class on an as-converted to Common Stock basis. The date of the first issuance of Series E-2 Preferred Stock pursuant to the Subscription Agreement, dated September 21, 2005, by and among the Corporation and the other signatories thereto (the "Subscription Agreement"), after giving effect thereto, is hereinafter referred to as the "Effective Date".

          D. Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock.

          1. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.


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          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (together with a Reorganization as defined in Article FOURTH, D Section 1(c) herein, each such event, a "Liquidation Event"), the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-2 Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $1.00 per share in the case of the Series A Preferred Stock, $2.00 per share in the case of the Series B Preferred Stock, $2.50 per share in the case of the Series C Preferred Stock, $3.25 per share in the case of the Series D Preferred Stock, $0.397644 in the case of the Series E Preferred Stock and $7.26 in the case of the Series E-2 Preferred Stock, (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid on such shares. If, upon any Liquidation Event, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock the full amount to which they shall be entitled, the remaining assets and funds of the Corporation legally available for distribution shall be distributed first, ratably among the holders of shares of Series E Preferred Stock and Series E-2 Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series E Preferred Stock and Series E-2 Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, second, ratably among the holders of shares of Series D Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series D Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full and, third, ratably among the holders of shares of Series A Preferred Stock, the Series B Preferred Stock and Series C Preferred Stock and any class or series of stock ranking on a parity as to liquidation with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) After the payment of all preferential amounts required to be paid to the holders of Designated Preferred Stock, as set forth in Section 1(a) above, upon a Liquidation Event, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) A Reorganization (as defined below) shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 1. For the purposes hereof, a "Reorganization" shall mean a capital reorganization of the Common


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Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in Section 2) or a consolidation or merger of the Corporation, or a sale, lease or other disposition of all or substantially all of the assets or intellectual property of the Corporation, other than a reorganization, merger or consolidation of the Corporation in a transaction in which the shareholders of the Corporation immediately prior to the transaction possess more than 50% of the voting power of the surviving entity (or parent, if any) immediately after the transaction. Notwithstanding the foregoing, a Reorganization, as defined herein, shall not include any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation which is incorporated in the United States of America, or (3) an acquisition by the Corporation through a merger, reorganization or consolidation, in which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation which is incorporated in the United States of America and which is engaged in a business similar to or related to the business of the Corporation and which does not involve a change in the terms of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series E-2 Preferred Stock or of the Common Stock and of which the stockholders of the Corporation immediately prior to such acquisition possess at least 51% of the voting power of the surviving entity immediately following the consummation of such acquisition.

          2. Conversion. The holders of Designated Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert; Conversion Price.

               (i) Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $1.00 by the relevant Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series A Preferred Stock (the "Series A Conversion Price") shall be $12.00 as of the Effective Date. Such Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

               (ii) Each share of Series B Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $2.00 by the relevant


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Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series B Preferred Stock (the "Series B Conversion Price") shall be $15.00 as of the Effective Date. Such Series B Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible, as hereinafter provided.

               (iii) Each share of Series C Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series C Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $2.50 by the relevant Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series C Preferred Stock (the "Series C Conversion Price") shall be $18.00 as of the Effective Date. Such Series C Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Preferred Stock is convertible, as hereinafter provided.

               (iv) Each share of Series D Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series D Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $3.25 by the relevant Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series D Preferred Stock (the "Series D Conversion Price") shall be $21.00 as of the Effective Date. Such Series D Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series D Preferred Stock is convertible, as hereinafter provided.

               (v) Each share of Series E Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series E Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $0.397644 by the relevant Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series E Preferred Stock (the "Series E Conversion Price") shall be $7.26 as of the Effective Date. Such Series E Conversion Price shall be subject to adjustment, in order to adjust


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the number of shares of Common Stock into which the Series E Preferred Stock is convertible, as hereinafter provided.

               (vi) Each share of Series E-2 Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series E-2 Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $7.26 by the relevant Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series E-2 Preferred Stock (the "Series E-2 Conversion Price") shall be $7.26 as of the Effective Date. Such Series E-2 Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series E-2 Preferred Stock is convertible, as hereinafter provided.

          Each of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series E-2 Conversion Price is sometimes referred to herein, as the context requires, as the "Conversion Price."

          (b) Mechanics of Conversion.

               (i) Before any holder of Designated Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any designated transfer agent, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-2 Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-2 Preferred Stock or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-2 Preferred Stock to be converted, and the person or persons


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entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

               (ii) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Designated Preferred Stock pursuant to this Section D.2 shall be made without charge to the converting holder of shares of Designated Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Designated Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the shares of Designated Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the entity or entities requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

          (c) Adjustments to Conversion Price for Diluting Issues.

               (i) Special Definitions. For the purposes of this Section 2(c), the following definitions shall apply:

                    (1) "Additional Closing" means the consummation of the sale and issuance by the Corporation of shares of Series E-2 Preferred Stock pursuant to the Subscription Agreement and the acceptance by a person or persons of such shares, occurring after the date of the Initial Closing.

                    (2) "Additional Shares of Common Stock" means all shares of Common Stock issued (or, pursuant to Subsection 2(c)(iii) deemed to be issued) by the Corporation after the Effective Date, other than Excluded Securities.

                    (3) "Convertible Securities" means any evidences of indebtedness, shares (other than the Common Stock or the Designated Preferred Stock), or other securities directly or indirectly convertible into or exchangeable for the Common Stock.

                    (4) "Excluded Securities" means any of the following
     Securities:

                         (A) any dividend or distribution payable pro rata to
               all holders of Common Stock or Designated Preferred Stock of the Corporation after the Effective Date;


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                         (B) Up to 2,326,008 shares of Common Stock (subject to
               equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event involving a change in the Common Stock), including Options therefor, issued pursuant to the Corporation's 1998 Employee Director and Consultant Stock Option Plan (as amended from time-to-time); provided that, shares of Common Stock or Options therefor in excess of such 2,326,008 shares may be issued or issuable pursuant to the Corporation's 1998 Employee, Director and Consultant Stock Option Plan (as amended from time-to-time), or such other arrangements, contracts, or plans as are recommended by management and approved by the Board of Directors or compensation committee established by the Board of Directors, and not considered "Additional Shares of Common Stock" upon written consent of the holders of a majority of the Designated Preferred Stock;

                         (C) securities issued in connection with the conversion
               or exercise of any Option (including securities issued in connection with any subsequent conversion of the securities issued upon the exercise of such Option), Convertible Securities outstanding on the Effective Date (including those issued on the Effective Date and Series E-2 Preferred Stock issued at any Additional Closing) or Designated Preferred Stock;

                         (D) up to that number of shares of Common Stock or
               Options equal to 1% of the aggregate number of shares of outstanding Common Stock on an as-converted, fully-diluted basis (after giving effect to the issuance of the Series E-2 Preferred Stock) measured as of the date of the latest issuance of Series E-2 Preferred Stock issued after the Effective Date (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event involving a change in the Common Stock) to institutional lenders in connection with the establishment or maintenance by the Corporation of credit facilities, including equipment lease facilities, approved in each case by a majority of the Board of Directors of the Corporation;

                         (E) securities issued pursuant to a registered public
               offering, the closing of which is on or after the Effective Date;

                         (F) up to that number of shares of Common Stock or
               Options equal to 1% of the aggregate number of shares of outstanding Common Stock on an as-converted, fully-diluted basis (after giving effect to the issuance of the Series E-2 Preferred Stock) measured as of the date of the latest issuance of Series E-2 Preferred Stock in connection with the sale of Common Stock or Convertible Securities of the Corporation issued


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               after the Effective Date (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event involving a change in the Common Stock) to any licensor of technology or patent rights to the Corporation or to any collaborative partner or licensee with respect to the development or commercialization of products;

                         (G) up to that number of shares of Common Stock or
               Options equal to 4% of the aggregate number of shares of outstanding Common Stock on an as-converted, fully-diluted basis (after giving effect to the issuance of the Series E-2 Preferred Stock) measured as of the date of the latest issuance of Series E-2 Preferred Stock by the Corporation issued after the Effective Date (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event involving a change in the Common Stock) in connection with the acquisition of another business entity by merger, purchase of all or substantially all of its assets or acquisition of all or substantially all of the equity interest of such business entity; or

                         (H) shares of Series E-2 Preferred Stock issued at the
               Initial Closing or any Additional Closing for consideration of not less than $7.26 per share.

                    (5) "Initial Closing" means the first consummation of the sale and issuance by the Corporation of shares of Series E-2 Preferred Stock and the acceptance by a person or persons of such shares.

                    (6) "Option" means any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock, Preferred Stock or Convertible Securities (as defined below).

               (ii) No Adjustment of Conversion Price. No adjustment shall be made in the Series A Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share determined pursuant to Subsection 2(c)(vi) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock. In addition, no adjustment shall be made in the Series A Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, if the right to such adjustment is waived by the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock. No adjustment shall be made in the Series B Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share determined pursuant to Subsection 2(c)(vi) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock. In addition, no adjustment shall be made in the Series B


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Conversion Price as a result of the issuance of Additional Shares of Common
Stock or otherwise, if the right to such adjustment is waived by the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock. No adjustment shall be made in the Series C Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share determined pursuant to Subsection 2(c)(vi) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock. In addition, no adjustment shall be made in the Series C Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, if the right to such adjustment is waived by the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock. No adjustment shall be made in the Series D Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share determined pursuant to Subsection 2(c)(vi) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series D Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock. In addition, no adjustment shall be made in the Series D Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, if the right to such adjustment is waived by the holders of at least a majority of the then-outstanding shares of Series D Preferred Stock. No adjustment shall be made in the Series E Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share determined pursuant to Subsection 2(c)(vi) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series E Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock. In addition, no adjustment shall be made in the Series E Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, if each of the following conditions are met: (w) the right to such adjustment is waived by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of Series E Preferred Stock, (x) in connection with the same circumstances giving rise to the waiver referred to in subclause (w) above, the holders of the Series C Preferred Stock waive their right to adjustment of the Series C Conversion Price in accordance with the terms set forth in this Subsection 2(c)(ii), (y) in connection with the same circumstances giving rise to the waiver referred to in subclause (w) above, the holders of the Series D Preferred Stock have waived their right to adjustment of the Series D Conversion Price as provided in this Subsection 2(c)(ii) and (z) in connection with the same circumstances giving rise to the waiver referred to in subclause
(w) above, the holders of the Series E-2 Preferred Stock have waived their right to adjustment of the Series E-2 Conversion Price as provided in this Subsection 2(c)(ii). No adjustment shall be made in the Series E-2 Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share determined pursuant to Subsection 2(c)(vi) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series E-2 Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock. In addition, no adjustment shall be made in the Series E-2 Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise, if each of the following conditions are met: (w) the right to such adjustment is waived by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of Series E-2 Preferred Stock,
(x) in connection with the same circumstances giving rise to the waiver referred to in subclause (w) above, the holders of the Series C Preferred Stock waive their right to adjustment of the Series C Conversion Price in accordance with the terms set forth in this Subsection 2(c)(ii), (y) in connection with the same circumstances giving rise to the waiver referred to in subclause (w) above, the holders of the Series D Preferred Stock have waived their right to adjustment of the Series D Conversion Price as provided in this Subsection 2(c)(ii) and (z) in connection with the same circumstances giving rise to the waiver referred to in subclause (w) above, the holders of the Series E Preferred Stock have waived their right to adjustment of the Series E Conversion Price as provided in this Subsection 2(c)(ii).

               (iii) Issue of Options, Preferred Stock and Convertible Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Effective Date shall issue any Options, Preferred Stock or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options, Preferred Stock or Convertible Securities, then the maximum number of shares of the Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Preferred Stock or Convertible Securities and Options therefor, the conversion or exchange of such Preferred Stock or Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, that with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series E-2 Preferred Stock, as the case may be, no Additional Shares of Common Stock shall be deemed to have been issued unless the consideration per share determined pursuant to Subsection 2(c)(vi) for such Additional Shares of Common Stock would be less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series E-2 Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (1) No further adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series E-2 Conversion Price, as the case may be, shall be made upon the subsequent issue of Preferred Stock, Convertible Securities or shares of the Common Stock, in each case, upon the exercise of such Options, conversion or exchange of such Preferred Stock or Convertible Securities;

                    (2) If such Options, Preferred Stock or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease, other than any decrease due to anti-dilution provisions, in the consideration payable to the Corporation, or decrease or increase, other than any increase due to anti-dilution provisions, in the number of shares of the Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series E-2 Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon the effectiveness of any such increase or decrease in consideration, or decrease or increase in the number of shares, be recomputed to reflect such increase or decrease in consideration, or decrease or increase in the number of shares, insofar as it affects such Options or the right of conversion or exchange under such Preferred Stock or Convertible Securities;

                    (3) Upon the expiration or termination of any such Options or any rights of conversion or exchange under such Preferred Stock or Convertible Securities which shall not have been exercised, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series E-2 Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                         (A) In the case of Preferred Stock, Convertible
               Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of the Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Preferred Stock or Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Preferred Stock or Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                         (B) In the case of Options for Preferred Stock or
               Convertible Securities, only the Preferred Stock or Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation determined pursuant to Subsection 2(c)(iii) upon the issue of the Preferred Stock or Convertible Securities with respect to which such Options were actually exercised;

                    (4) No recomputation pursuant to Subsection 2(c)(iii)(2) or Subsection 2(c)(iii)(3) above shall have the effect of (A) increasing the Series A Conversion Price to an amount that exceeds the lower of (i) the applicable Series A Conversion Price prior to the original adjustment for such deemed issuance, or (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such recomputation date, (B) increasing the Series B Conversion Price to an amount that exceeds the lower of (i) the applicable Series B Conversion Price prior to the original adjustment for such deemed issuance, or (ii) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such recomputation date, (C) increasing the Series C Conversion Price to an amount that exceeds the lower of (i) the applicable Series C Conversion Price prior to the original adjustment for such deemed issuance, or (ii) the Series C Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such recomputation date, (D) increasing the Series D Conversion Price to an amount that exceeds the lower of (i) the applicable Series D Conversion Price prior to the original adjustment for such deemed issuance, or (ii) the Series D Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such recomputation date (E) increasing the Series E Conversion Price to an amount that exceeds the lower of (i) the applicable Series E Conversion Price prior to the original adjustment for such deemed issuance, or (ii) the Series E Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such recomputation date or (F) increasing the Series E-2 Conversion Price to an amount that exceeds the lower of (i) the applicable Series E-2 Conversion Price prior to the original adjustment for such deemed issuance, or (ii) the Series E-2 Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such recomputation date; and

                    (5) If such record date shall have been fixed and such Options, Preferred Stock or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series E-2 Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series E-2 Conversion Price shall be adjusted pursuant to this Subsection 2(c)(iii) as of the actual date of their issuance.

               (iv) Stock Dividends and Stock Distributions. In case the Corporation shall at any time or from time to time after the Effective Date distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) dividends or distributions paid or made to holders of shares of Designated Preferred Stock in the manner provided in Section 4(a), and (B) dividends payable in shares of Common Stock (or any options, warrants or other rights to acquire Common Stock) for which adjustment is made under another clause of this Section 2(c)(iv)), then, and in each such case, the Conversion Price then in effect shall be adjusted by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be such Current Market Price of one share of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock on the record date referred to below (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution. If such record date shall have been fixed and such dividend or distribution shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series E-2 Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series E-2 Conversion Price shall be adjusted pursuant to this Subsection 2(c)(iv) as of the time of actual payment of such dividend.

          For purposes of this Section 2(c)(iv), the following definitions shall apply:

                         (A) "Current Market Price" per share shall mean, on any
               date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 5 days, ending on such date, which are days on which national securities exchanges in the United States are open for trading, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

                         (B) "Fair Market Value" shall mean (x) if available,
               the Current Market Price (determined without reference to the last sentence of the definition of Market Price) or (y) if there shall be no Current Market Price available, the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming (i) that the Common Stock is valued "as if fully distributed" and (ii) no consideration is given for minority investment discounts, or discounts related to illiquidity or restrictions on transferability).

                         (C) "Market Price" shall mean, per share of Common
               Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation. If neither (a), (b) or (c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least a majority of the outstanding shares of Designated Preferred Stock request, in writing, that the Corporation obtain an opinion of an investment banking firm chosen by the Company, which is reasonably satisfactory to such holders, (at the Corporation's expense), in which event Fair Market Value shall be as determined by such investment banking firm.

                         (D) "NASDAQ" shall mean the National Market System of
               The NASDAQ Stock Market, Inc.

                         (E) "NYSE" shall mean The New York Stock Exchange, Inc.

               (v) Adjustment of Conversion Price Upon Certain Events. If, after the Effective Date, the Corporation shall issue Additional Shares of Common Stock, including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 2(c)(iii) hereof, but excluding events described in Subsection 2(d) (which event is dealt with in such Subsection):

                    (1) Without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible, to a price (calculated at least to the nearest 1/100th of a cent) determined by multiplying the Series A Conversion Price in effect immediately prior to such issue by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of the Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of shares of the Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price in effect immediately prior to such issue and (y) the denominator of which shall be (A) the number of shares of the Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of such Additional Shares of Common Stock so issued or deemed to be issued.

                    (2) Without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which a share of Series B Preferred Stock is convertible, to a price (calculated at least to the nearest 1/100th of a cent) determined by multiplying the Series B Conversion Price in effect immediately prior to such issue by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of the Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of shares of the Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series B Conversion Price in effect immediately prior to such issue and (y) the denominator of which shall be (A) the number of shares of the Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of such Additional Shares of Common Stock so issued or deemed to be issued.

                    (3) Without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which a share of Series C Preferred Stock is convertible, to a price (calculated at least to the nearest 1/100th of a cent) determined by multiplying the Series C Conversion Price in effect immediately prior to such issue by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of the Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of shares of the Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series C Conversion Price in effect immediately prior to such issue and (y) the denominator of which shall be (A) the number of shares of the Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred

     Stock or Convertible Securities) plus (B) the number of such Additional Shares of Common Stock so issued or deemed to be issued.

                    (4) Without consideration or for a consideration per share less than the Series D Conversion Price in effect immediately prior to such issue, then and in such event, the Series D Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which a share of Series D Preferred Stock is convertible, to a price (calculated at least to the nearest 1/100th of a cent) determined by multiplying the Series D Conversion Price in effect immediately prior to such issue by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of the Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of shares of the Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series D Conversion Price in effect immediately prior to such issue and (y) the denominator of which shall be (A) the number of shares of the Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of such Additional Shares of Common Stock so issued or deemed to be issued.

                    (5) Without consideration or for a consideration per share less than the Series E Conversion Price in effect immediately prior to such issue, then and in such event, the Series E Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which a share of Series E Preferred Stock is convertible, to a price (calculated at least to the nearest 1/100th of a cent) determined by multiplying the Series E Conversion Price in effect immediately prior to such issue by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of the Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of shares of the Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series E Conversion Price in effect immediately prior to such issue and (y) the denominator of which shall be (A) the number of shares of the Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of such Additional Shares of Common Stock so issued or deemed to be issued. For the avoidance of doubt, any adjustment to the Series E Conversion Price in connection with the issuance of Additional Shares of Common Stock (and/or deemed issuance pursuant to Subsection 2(c)(iii) hereof) for cash or other consideration shall be made in accordance with Subsection 2(c)(v)(7).

                    (6) Without consideration or for a consideration per share less than the Series E-2 Conversion Price in effect immediately prior to such issue, then and in such event, the Series E-2 Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which a share of Series E-2 Preferred Stock is convertible, to a price (calculated at least to the nearest 1/100th of a cent) determined by multiplying the Series E-2 Conversion Price in effect immediately prior to such issue by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of the Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of shares of the Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series E-2 Conversion Price in effect immediately prior to such issue and (y) the denominator of which shall be (A) the number of shares of the Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Designated Preferred Stock or Convertible Securities) plus (B) the number of such Additional Shares of Common Stock so issued or deemed to be issued. For the avoidance of doubt, any adjustment to the Series E-2 Conversion Price in connection with the issuance of Additional Shares of Common Stock (and/or deemed issuance pursuant to Subsection 2(c)(iii) hereof) for cash or other consideration shall be made in accordance with Subsection 2(c)(v)(8).

                    (7) Notwithstanding anything to the contrary set forth in Subsections 2(c)(v)(5) or 2(c)(v)(6), if the Corporation shall issue (or be deemed to have issued pursuant to Subsection 2(c)(iii) hereof) Additional Shares of Common Stock (other than in connection with any issuance or deemed issuance where the securities issued, but for the number of shares issued or deemed issued, would constitute an Excluded Security) for cash or other consideration (including any Options issued in connection therewith) per share less than the Series E Conversion Price in effect immediately prior to such issuance, then, and in such event, the Series E Conversion Price shall be reduced to equal the price per share of the Additional Shares of Common Stock so issued.

                    (8) Notwithstanding anything to the contrary set forth in Subsections 2(c)(v)(5) or 2(c)(v)(6), if the Corporation shall issue (or be deemed to have issued pursuant to Subsection 2(c)(iii) hereof) Additional Shares of Common Stock (other than in connection with any issuance or deemed issuance where the securities issued, but for the number of shares issued or deemed issued, would constitute an Excluded Security) for cash or other consideration (including any Options issued in connection therewith) per share less than the Series E-2 Conversion Price in effect immediately prior to such issuance, then, and in such event, the Series E-2 Conversion Price shall be reduced to equal the price per share of the Additional Shares of Common Stock so issued.

               (vi) Determination of Consideration. For purposes of Subsection 2(c)(v), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1) Cash and Property: Such consideration shall:

                         (A) Insofar as it consists of cash, be computed at the
               aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B) Insofar as it consists of property other than cash,
               be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (C) In the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration, computed as provided in Subsections 2(c)(vi)(1)(A) and 2(c)(vi)(1)(B) above, received in respect of the Additional Shares of Common Stock, as determined in good faith by the Board of Directors;

                    (2) Options, Designated Preferred Stock and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 2(c)(iii), relating to Options, Designated Preferred Stock and Convertible Securities, shall be determined by dividing:

                         (A) The total amount, if any, received or receivable by
               the Corporation as consideration for the issue of such Options, Designated Preferred Stock or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Designated Preferred Stock or Convertible Securities, or in the case of Options for Designated Preferred Stock or Convertible Securities, the exercise of such Options for Designated Preferred Stock or Convertible Securities and the conversion or exchange of such Designated Preferred Stock or Convertible Securities, by

                         (B) The maximum number of shares of the Common Stock
               (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such

               Designated Preferred Stock or Convertible Securities and, in the case of Options for Preferred Stock or Convertible Securities, the exercise of such Options for Preferred Stock or Convertible Securities and the conversion or exchange of such Preferred Stock or Convertible Securities.

          (d) Adjustment for Stock Splits, Stock Dividends, Subdivisions, Combinations or Consolidation of Common Stock. In the event that at any time or from time to time after the Effective Date the outstanding shares of the Common Stock shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, and in the event that the Corporation shall issue shares of the Common Stock by way of a stock dividend or other distribution to the holders of the Common Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series E-2 Conversion Price in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation, be increased or decreased proportionately, so that the holder of any share of Designated Preferred Stock thereafter surrendered for conversion shall be entitled to receive (in lieu of the number of shares of Common Stock that the holders would otherwise have been entitled to receive) the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Designated Preferred Stock been converted immediately prior to the occurrence of such event.

          (e) Automatic Conversion.

               (i) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock shall automatically be converted into shares of Common Stock at the then effective relevant Conversion Price upon either (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an initial public offering price per share of not less than an amount equal to two times the Series E-2 Conversion Price then in effect with net proceeds to the Corporation of not less than $50,000,000 or
(ii) any other public offering upon the written election of the Company and holders of at least sixty-six and two-thirds percent (66 2/3 %) of the outstanding shares of Preferred Stock, voting together on an as-converted basis (a "Qualified Initial Public Offering").

               (ii) Each share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then relevant Conversion Price upon the written election of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting together, treating all such shares as if converted, to require such mandatory conversion.

               (iii) Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then relevant Series D Conversion Price upon the written election of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of Series D Preferred Stock, voting as a separate class, treating all such shares as if converted, to require such mandatory conversion.

               (iv) Each share of Series E Preferred Stock and Series E-2 Preferred Stock shall automatically be converted into shares of Common Stock at the then relevant Series E Conversion Price and Series E-2 Conversion Price, respectively, upon the written election of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the then outstanding shares of Series E Preferred Stock and Series E-2 Preferred Stock, voting together, treating all such shares as if converted, to require such mandatory conversion.

               (v) Upon the occurrence of an event specified in Sections 2(e)(i) or 2(e)(ii) in the case of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock or 2(e)(iii) in the case of Series D Preferred Stock or 2(e)(iv) in the case of Series E Preferred Stock and Series E-2 Preferred Stock all applicable shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, or Series D Preferred Stock, Series E Preferred Stock or Series E-2 Preferred Stock, as the case may be, shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the designated transfer agent, provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-2 Preferred Stock, as the case may be, are converted unless the certificate or certificates representing such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-2 Preferred Stock, as the case may be, being converted are either delivered to the Corporation or the transfer agent, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

               (vi) Upon the automatic conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock, as the case may be, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock, as the case may be, shall surrender the certificate or certificates representing such holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock, as the case may be, at the office of the Corporation or of the transfer agent for such shares. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock Series E Preferred Stock and Series E-2 Preferred Stock, as the case may be, surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-2 Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          (f) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than (i) a change in par value, or from par value to no par value, or from no par value to par value or
(ii) a split, subdivision, combination or consolidation of shares of Common Stock provided for in Section D.2(d) of this Article FOURTH), or in case of any consolidation or merger of the Corporation with or into another entity (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale, lease or other disposition to another entity of all or substantially all of the assets or intellectual property of the Corporation (any of the foregoing but excluding a Reorganization (as defined in Section D.1(c) of this Article FOURTH), a "Transaction"), the Corporation, or such successor or purchasing entity, as the case may be, shall execute and deliver to each holder of Designated Preferred Stock at least 10 business days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Designated Preferred Stock then outstanding shall have the right thereafter to convert such share of Designated Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Designated Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section D.2(c)(v) of this Article FOURTH. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of an entity other than the successor or purchasing entity and other than the Corporation, which controls or is controlled by the successor or purchasing entity or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such entity, and such entity shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing entity and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Designated Preferred Stock upon conversion of the shares of Designated Preferred Stock as provided above. The provisions of this Section D.2(f) and any equivalent thereof in any such certificate shall apply similarly to successive Transactions. Compliance with this Section D.2(f) shall be a condition for any Transaction.

          (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the relevant Conversion Price pursuant to this
Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Designated Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Designated Preferred Stock furnish to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Designated Preferred Stock.

          (h) Notices of Record Date. In the event that this Corporation shall propose at any time:

               (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights, warrants, options or other securities;

               (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

               (iv) to engage in any Reorganization or Transaction, or to liquidate, dissolve, or wind up; then, in connection with each such event, this Corporation shall send to the holders of the Designated Preferred Stock:

                    (1) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                    (2) in the case of the matters referred to in (iii) and (iv) above, at least 10 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

          Each such written notice shall be delivered personally by carrier service providing evidence of delivery or given by first class mail, postage prepaid, addressed to the holders of the

Designated Preferred Stock at the address for each such holder as shown on the books of this Corporation; provided, however, that United States mail shall not be used to effectuate the delivery of any such to addresses outside the United States. Each such written notice shall state (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants, options or other securities, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants, options or other securities are to be determined, or (y) the date on which such Reorganization, Transaction, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Reorganization, Transaction, reclassification, recapitalization, dissolution, liquidation or winding up.

          (i) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Designated Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Designated Preferred Stock.

          (j) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Designated Preferred Stock, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Designated Preferred Stock.

          (k) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any Designated Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Designated Preferred Stock in any manner which interferes with the timely conversion or transfer of such Designated Preferred Stock.

          (l) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation (other than by amendment approved by the Designated Preferred Stock in accordance with the provisions of this Certificate of Incorporation) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock against impairment.

          3. Voting Rights.

          (a) Except as otherwise provided by applicable law and this Restated Certificate of Incorporation, each holder of outstanding shares of Designated Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Designated Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 2 hereof) as of the record date, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Section 3(b), (c), (d), (e) and (f) below or by the provisions establishing any other series of stock, holders of Designated Preferred Stock and of any other outstanding series of stock shall vote together with the holders of Common Stock as a single class on an as-converted to Common Stock basis.

          (b) Notwithstanding the provisions of Section 3(a), at each annual or special meeting called for the purpose of electing directors, the holders of the Designated Preferred Stock, voting as a single class, shall be entitled to elect five (5) members of the Board of Directors and the holders of the Common Stock shall be entitled to elect two (2) members of the Board of Directors and the remaining directors shall be elected by the holders of Designated Preferred Stock and the holders of Common Stock voting together as a single class. The provisions of this Section 3(b) shall expire and be of no further force or effect upon conversion of all outstanding shares of Designated Preferred Stock into Common Stock pursuant to the provisions of Section 2(a) or 2(e) hereof. In the case of any vacancy in the office of a director elected by a specified group of stockholders, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the shares of such specified group given at a special meeting of such stockholders duly called or by an action by written consent for that purpose. Any director who shall have been elected by a specified group of stockholders may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such stockholders duly called or by an action by written consent for that purpose, and any such vacancy thereby created, may be filled by the vote of the holders of a majority of the shares of such specified group represented at such meeting or in such consent.

          (c) The Corporation shall not, without first having obtained the affirmative vote or written consent of a majority in voting power of the outstanding shares of Designated Preferred Stock, voting together as a single class on an as-converted to Common Stock basis:

               (i) Subject to the additional restrictions set forth in Sections D.3(e) and (f) of this Article FOURTH, redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of Designated Preferred Stock otherwise than by conversion in accordance with Section D.2 of this Article FOURTH;

               (ii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with any of the Designated Preferred Stock as to dividend rights, redemption rights, liquidation preferences, voting rights, where any equity security issued shall have more than one vote for each such security issued or be convertible into a voting security which has more than one vote for such equity security issued, or conversion rights, where any equity security issued shall be convertible into more than one voting equity security, except for adjustments made to all Preferred Stock in connection with (A) any stock split, reverse stock split or like transaction, or (B) any dilutive issuances;

               (iii) Make any redemption, repurchase, payment of dividends or other distributions with respect to Common Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer);

               (iv) Effect any sale, lease, transfer or other conveyance of all or substantially all of the assets or intellectual property of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, or any reclassification or recapitalization of the Corporation;

               (v) Increase the number of shares reserved under the Company's 1998 Employee, Director and Consultant Stock Option Plan (as amended from time-to-time); or

               (vi) Increase the number of authorized shares of Preferred Stock.

          (d) The Corporation shall not, without first having obtained the affirmative vote or written consent of a majority in voting power of the outstanding shares of Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock, voting together as a single class on an as converted to Common Stock basis:

               (i) Alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred Stock, the Series E Preferred Stock or the Series E-2 Preferred Stock in a material and adverse way;

               (ii) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with any of the Series D Preferred Stock, the Series E Preferred Stock or Series E-2 Preferred Stock as to dividend rights, redemption rights, liquidation preferences, voting rights, where any equity security issued shall have more than one vote for each such security issued or be convertible into a voting security which has more than one vote for such equity security issued, or conversion rights, where any equity security issued shall be convertible into more than one voting equity security, except for adjustments made to all Preferred Stock in connection with (A) any stock split, reverse stock split or like transaction, or (B) any dilutive issuances;

               (iii) Increase or decrease the authorized number of shares of the Series D Preferred Stock, the Series E Preferred Stock or the Series E-2 Preferred Stock;

               (iv) Amend, alter or repeal any provision of the Restated Certificate of Incorporation or the Corporation's Bylaws so as to adversely affect the rights, powers, preferences and privileges of the Series D Preferred Stock, the Series E Preferred Stock or the Series E-2 Preferred Stock (including, without limitation, by merger, reconsolidation, recapitalization or other transactions);

               (v) Effect any sale, lease, transfer or other conveyance of all or substantially all of the Corporation's assets or intellectual property or consummate a transaction which results in the holders of the Corporation's capital stock prior to the transaction owning less than 50% of the voting power of the Corporation's capital stock after the transaction;

               (vi) Increase or decrease the number of members of the Corporation's Board of Directors from nine (9); or

               (vii) Effect a substantial change in the principal business of the Corporation so that the principal business of the Corporation is no longer related to the discovery, licensing, development and manufacturing of prophylactic, therapeutic or diagnostic products; provided, that, such consent shall not be required if the Corporation's Board of Directors has unanimously approved such change in the Corporation's business.

          (e) The Corporation shall not, without first having obtained the affirmative vote or written consent of sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of Series D Preferred Stock, voting on an as converted to Common Stock basis, redeem, purchase or otherwise acquire for value (or pay or set aside for a sinking fund or for any purpose) any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or any Junior Stock prior to redeeming, purchasing or otherwise acquiring for value all of the outstanding shares of Series D Preferred Stock; provided, however, that any Junior Stock subject to a restriction agreement (or equivalent terms in any option agreement) may be reacquired by the Corporation pursuant to the terms of such agreement, if, in the judgment of the Board of Directors, such reacquisition is in the best interest of the stockholders.

          (f) The Corporation shall not, without first having obtained the affirmative vote or written consent of sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of Series E Preferred Stock and Series E-2 Preferred Stock, voting together as a single class on an as converted to Common Stock basis, (i) notwithstanding anything to the contrary set forth in Subsection 3(d)(iv), amend the definition of Liquidation Event set forth in Subsection 1(a) or Subsection 1(c), or (ii) redeem, purchase or otherwise acquire for value (or pay or set aside for a sinking fund or for any purpose) any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any Junior Stock prior to redeeming, purchasing or otherwise acquiring for value all of the outstanding shares of Series E Preferred Stock and Series E-2 Preferred Stock, provided, however, that any Junior Stock subject to a restriction agreement (or equivalent terms in any option agreement) may be reacquired by the Corporation pursuant to the terms of such agreement, if, in the judgment of the Board of Directors, such reacquisition is in the best interest of the stockholders.

          (g) The Corporation shall not, without first having obtained the affirmative vote or written consent of seventy-five percent (75%) of the voting power of the outstanding shares of Series E Preferred Stock, voting on an as converted to Common Stock basis, amend the requirements with respect to the effectiveness of any waivers of adjustments to the Series E Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise set forth in Subsection 2(c)(ii).

          (h) The Corporation shall not, without first having obtained the affirmative vote or written consent of seventy-five percent (75%) of the voting power of the outstanding shares of Series E-2 Preferred Stock, voting on an as converted to Common Stock basis, amend the requirements with respect to the effectiveness of any waivers of adjustments to the Series E-2 Conversion Price as a result of the issuance of Additional Shares of Common Stock or otherwise set forth in Subsection 2(c)(ii).

          Notwithstanding the foregoing, approval of a majority of the voting power of any series of Preferred Stock, voting as a single class, shall be required for any action that (i) materially and adversely affects holders of such series in a different manner than other series of Designated Preferred Stock; provided, however, that the determination of whether any holder of Preferred Stock or group of such holders is affected differently shall be made without regard to the number of shares of Shares held by such holder or group of holders; (ii) increases the Conversion Price of such series or (iii) alters or changes the liquidation preferences of any such series.

          4. Dividends.

          (a) The Corporation shall not declare or pay any dividends or distributions (as defined below) on shares of Common Stock unless the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock then outstanding shall have first received, or simultaneously receive, a like distribution on each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or distributions to be declared or paid on the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-2 Preferred Stock is convertible as of the record date for such dividend or distribution.

          (b) The Corporation shall not declare or pay any dividends or distributions on shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock. Series E Preferred Stock or Series E-2 Preferred Stock unless the holders of the other series of Designated Preferred Stock shall have first received, or simultaneously receive, a like distribution on each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series E-2

Preferred Stock, as the case may be, in an equal amount; provided, however, the Corporation shall not pay any dividends or distributions on any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any Junior Stock prior to paying in full such equal dividends or distributions on all of the outstanding shares of the Series E Preferred Stock and Series E-2 Preferred Stock; provided, further, the Corporation shall not pay any dividends or distributions on any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or any Junior Stock prior to paying in full such equal dividends or distributions on all of the outstanding shares of the Series D Preferred Stock. For purposes of this Section 4(b), the determination of whether such dividends or distributions are equal in amount shall be made based on a comparison of the product of (i) the amount per share of Designated Preferred Stock of the dividends or distributions to be declared or set aside multiplied by (ii) the number of whole shares of Common Stock into which such share of Designated Preferred Stock is convertible as of the record date for such dividend or distribution.

          (c) For purposes of this Section 4, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements approved by the Board of Directors providing for such repurchase at a price equal to the original issue price of such shares or at fair market value, provided such repurchase at fair market value is approved by the Board of Directors) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

          5. No Reissuance of Designated Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue.

          6. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for in the terms of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series E-2 Preferred Stock shall be vested in the Common Stock.

          7. Increasing Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the Common Stock and the Designated Preferred Stock, voting together as a single class, on an as-converted basis.

     FIFTH The Corporation is to have perpetual existence.

     SIXTH For the management of the business and for the conduct of the affairs of the Corporation, and in further definition and not in limitation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, conferred by the State of Delaware, it is further provided that:

          A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

          B. After the original or other By-Laws of the Corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

          C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     SEVENTH The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify and advance expenses to,
(i) its directors and officers and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), provided, however, that except with respect to proceedings to enforce rights to indemnification, the By-Laws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     EIGHTH No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability or limitation thereof is determined. No amendment, modification or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with


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respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     NINTH Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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          IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate of Incorporation to be signed by its duly authorized officer this 21st day of September, 2005.

                                        PTC THERAPEUTICS, INC.


                                        By: /S/ STUART W. PELTZ
                                            ------------------------------------
                                        Name: Stuart W. Peltz
                                        Title: President